UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 12, 2019

STANDARD AVB FINANCIAL CORP.
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-34893	27-3100949
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

2640 Monroeville Boulevard, Monroeville, Pennsylvania	15146
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (412) 856-0363

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [    ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 12, 2019, Standard Bank, PaSB (the “Bank”), the wholly owned subsidiary of Standard AVB Financial Corp. (the “Company”), entered into supplemental executive retirement agreements (together, the “Agreements”) with each of Timothy K. Zimmerman, Chief Executive Officer of the Company and Bank, and Andrew W. Hasley, President of the Company and Bank.  Under the terms of the Agreements, Messrs. Zimmerman and Hasley are entitled to the value of the vested account balance upon termination of employment.

Pursuant to the Agreements, commencing as of December 31, 2018, and on each subsequent December 31, the Bank will credit the executive’s account balance with an amount equal to five percent (5.0%) of the executive’s base salary and, in addition, may make a discretionary contribution in an amount up to ten percent (10.0%) of the executive’s base salary, for a total annual maximum contribution of fifteen percent (15.0%) of base salary.  Contributions will be made only if the executive is employed with the Bank on the date of such contribution.  The account balance will be credited with interest as of each December 31 at a rate equal to the average of the Moody’s Aaa Corporate Bond Index over the prior one-year period.  For Mr. Hasley only, the Bank will not be obligated to make any contributions, other than interest crediting, on and after the date that Mr. Hasley attains age sixty-five (65).

For Mr. Zimmerman, the account balance is subject to a vesting schedule, with 50% of the account balance vesting on January 1, 2020 and the remainder vesting on June 30, 2020, subject to full vesting in the event of death, disability or a termination of employment within two years following a change in control.  For Mr. Hasley, the account balance is subject to a five-year vesting schedule, with 20% of the account balance vesting annually, commencing January 1, 2020 and on each subsequent January 1, with 100% vesting on January 1, 2024, subject to full vesting in the event of death, disability or a termination of employment within two years following a change in control.

Upon a termination of employment or death, the account balance will be paid in a lump sum payment to Mr. Zimmerman or his beneficiary, as applicable.  For Mr. Hasley, upon a termination of employment, the account balance will be paid in fifteen substantially equal annual installments, and in the event of Mr. Hasley’s death, the account balance will be paid in a lump sum to his beneficiary.

The foregoing description of the Agreements does not purport to be complete and is qualified in its entirety by reference to the Agreements which are attached hereto as Exhibits 10.1 and 10.2 of this Current Report on Form 8-K and are incorporated by reference into this Item 5.02.

Item 9.01     Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired. Not applicable.

(b)	Pro Forma Financial Information. Not applicable.

(c)	Shell Company Transactions. Not applicable.

(d)	Exhibits.

Exhibit No.    Description

10.1 Supplemental Executive Retirement Agreement for Timothy K. Zimmerman
10.2 Supplemental Executive Retirement Agreement for Andrew W. Hasley

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STANDARD AVB FINANCIAL CORP.
DATE: March 13, 2019	By:	/s/ Timothy K. Zimmerman
Timothy K. Zimmerman
Chief Executive Officer